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                                                                      EXHIBIT 23


                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 6, 1997 included in Allied Capital Commercial Corporation's Annual Report to security holders. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
March 26, 1997

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                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in the registration statement on Form S-8 File No. 33-79422, of our report dated February 6, 1997 incorporated by reference in Allied Capital Commercial Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in such registration statement.


                                             /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
March 26, 1997